Exhibit 10.21

LEASE AGREEMENT

1. PARTIES

This Lease Agreement (the “Lease”) is executed as of the 8th day of March, 2005, by and between Millat Investments Ltd., an Ohio limited liability company (“Lessor”), and Alien Technology Corporation 18220 Butterfield Blvd. Morgan Hill California 95037 (“Lessee”) pursuant to the terms and conditions set forth herein.

2. USE	Lessor hereby leases to Lessee, and Lessee leases from Lessor the Premises.

3. SUBJECT

For the purpose of this Lease, the “Premises” shall mean: Being an area of 10,201 square feet of office and 11,180 square feet of warehouse space, known as “Site A” on the attached Exhibit A located at 3001 West Tech Road, Miamisburg, OH 45342 and all appurtenances thereto, within in a larger commercial building (the “Building”).

4. TERM

The term of this lease shall be for a period of Thirty Eight (38) months, commencing on the 14th day of March, 2005 and ending on the thirtieth day of April, 2008 (the “Initial Term”). Rent is abated for the first sixty (60) days. Notwithstanding anything to the contrary herein, Lessee shall have the right to terminate this Lease for convenience, without cost or penalty for such termination, by delivery of written notice to Lessor on or before June 15, 2005. In the event of termination by Lessee on or before June 15, 2005, Lessor shall within ten (10) days after the date of termination return to Lessee all prepaid but unaccrued Rent amounts.

5. RATE

Lessee shall pay, to Lessor the sum of $12,501 per month, on the first day of each calendar month during the Initial Term (the “Initial Rent”) except as otherwise provided herein. (For purposes of this Lease, “Rent” shall collectively refer to the Initial Rent, as defined above, and the First Renewal Term Rent, the Second Renewal Term Rent and the Third Renewal Term Rent, each as defined below). Rent shall be pro-rated for any partial month.

6. OPTION TO RENEW

Lessee shall have the options to renew this Lease for three (3) additional terms of two (2) years each (the “Renewal Terms”) on the same terms and conditions provided herein. The monthly rental amount for the first Renewal Term shall be $0.85 per square foot of useable office space and $0.425 per square foot of useable warehouse space (the “First Renewal Term Rent”), payable on the first day of each month during the first Renewal Term. The monthly rental amount for the second Renewal Term (the “Second Renewal Term Rent”) shall be equal to the First Renewal Term Rent increased by an amount equal to the First Renewal Term Rent multiplied by the lesser of: (a) the percentage increase in the United States’ Consumer Price Index as published by the Department of Labor (the “CPI”) during the twelve (12) month period ending on May 1, 2008; or (b) five percent (5%), and shall be payable of the first day of each month during the second Renewal Term. The monthly rental amount for the third Renewal Term (the “Third Renewal Term Rent”) shall be equal to the Second Renewal Term Rent increased by an amount equal to the Second Renewal Term Rent multiplied by the lesser of: (a) the percentage increase in the CPI during the twelve (12) month period ending on May 1, 2010; or (b) five percent (5%), and shall be payable of the first day of each month during the third Renewal Term. As used herein, CPI means the Consumer Price Index; Midwest Region All Items, 1982-1984=100 as published by the United States Bureau of Labor Statistics. Lessee shall elect to exercise any of the options to renew this Lease by giving Lessor written notice, at the address provided herein, of such election not less than ninety (90) days prior to the expiration of the then current Initial Term or Renewal Term, as applicable.

7. RENT ABATEMENT	Lessor acknowledges that in order to effectively operate its business from the Premises, Lessee must construct some improvements to the Premises. Lessee estimates that such improvements will be completed over a period of two (2) months, in exchange for Lessee’s expense in improving the Premises, Lessor hereby agrees to waive the first two (2) monthly rental payments during the Initial Term.

8. PENALTY

Lessor shall have the right to assess a late charge of one percent (1%) of the amount of any payment due from Lessee to Lessor hereunder, which is not paid within fifteen (15) days after Lessor notifies Lessor in writing that such payment is past due and has not been received. To reduce penalty charges, Lessor recommends payment of the rent through electronic funds transfer.

9. POSSESSION

Possession and occupancy of the Premises shall be given to Lessee upon the later of: (a) payment of the first month’s Rent (to be applied to the first Rents due hereunder) and execution of the Lease; and (b) March 14, 2005. Lessee shall have access to the Premises for inspections at all times after payment of the first month’s Rent (to be applied to the first Rents due hereunder) and execution of the Lease for purposes of inspections, tenant’s improvements, and preparing for business.

10. REAL ESTATE TAXES	Lessor shall be responsible for paying all real estate and other taxes, levies, licenses, and assessments and other public charges charged or imposed on the Premises and/or the Building.

11. PARKING SPACES

Lessee shall have the exclusive use of the parking spaces depicted with cross hatches on Exhibit “A” attached hereto - thirteen (13) spaces in front of the Building - ten (10) spaces on south side of the Building - twelve (12) spaces on west side of the Building.

12. REPRESENTATIONS	Lessor hereby represents and warrants:

A. The Premises and the Building (including without limitation the roof, foundation, and mechanical systems) is in good and sanitary order, condition, and repair;

B.     The Premises and the Building (including all common areas) are in compliance with all applicable federal, state, and local laws, codes, ordinances and regulations that relate to the condition, use or occupancy of the Premises and/or the Building; Lessor shall have the sole responsibility to remedy any non-compliance of the Premises unless the non-compliance results from Lessee’s specific use of the Premises or from Lessee’s actions or failure to act in breach of this Lease. Lessor shall indemnify, hold harmless, and defend Lessee against any costs, attorneys’ fees, expenses and liabilities incurred in the defense of any claim, action or liability, for failure of the Premises and/or Building, to comply with any federal, state or local law, statute, rule or regulation, including without limitation the disability access requirements under Title III of the Americans with Disability Act and regulations thereunder. This indemnity does not apply if the claim concerns noncompliance of the Premises and/or the Building resulting from acts or failure to act by Lessee in compliance with this Lease.

C. Lessor shall pay any mortgage payments and any interest and penalties thereon that may become due related to the Building during the Initial Term or any Renewal Term, as applicable.

D.     Lessor shall abide by all laws, regulations, rules, and orders of any federal, state, or local governmental authority concerning the ownership of the Building, which may now or hereafter be in effect.

13. USES PROHIBITED

Lessee shall not commit, or suffer to be committed any waste upon the said Premises, or any nuisance, or other act or thing which may disturb the quiet enjoyment of the neighborhood or allow the Premises to be used for any unlawful purpose, or place any harmful liquids in the drainage system of the Building. No outside storage of any kind shall be permitted on the Premises except in compliance with all laws. Lessee shall not use, or permit said Premises, or any part thereof, to be used for any purpose other than whatever is permitted under local zoning laws.

14. ALTERATIONS & ADDITIONS

Lessee shall not make, or suffer to be made, any material alterations or additions to the Premises, without the advance consent of Lessor, which consent shall not be unreasonably withheld or delayed. Any changes shall be made in a workmanlike manner so as not to weaken the Building. Lessee will pay all the bills incurred for labor and materials for any such alterations, additions and improvements. All additions and improvements made by Lessee to the Premises shall become a part thereof and shall remain the property of Lessor.

15. MAINTENANCE

Lessee’s sole responsibility to maintain the Premises shall be to, at Lessee’s sole cost, keep and maintain the interior of the Premises (not including mechanical systems) in good and sanitary order, condition and repair, ordinary wear and tear excepted.

Except as set forth in the immediately preceding paragraph, Lessor shall, at Lessor’s sole cost, be responsible for the maintenance, repair and replacement of the Premises and the Building and shall keep the Premises and Building in good and sanitary order, condition and repair, including without limitation the following: (a) the roof, gutters, downspouts, foundation, and load bearing walls of the Building and the Premises; (b) the exterior doors, windows and walls of the Building; (c) all mechanical systems in or about the Premises and the Building, including without limitation, the plumbing, heating, air conditioning, and electrical; (d) water damage to the Premises from the exterior of the Premises; (e) drainage and sewer, gas pipe, and electric; (f) all common areas located on or near the Premises or the Building, including without limitation, the parking lot, walkways, driveways, signage, lighting, landscaping, and snow and ice removal; (g) all repairs necessary due to structural defects; and (h) any necessary repairs, alterations, maintenance or replacements to the Premises and Building (other than to the interior of the Premises) required by any law, ordinance, order or regulation of any public authority.

16. FIRE AND EXTENDED COVERAGE INSURANCE

Lessee shall at Lessee’s sole cost and expense, comply with any and all requirements, pertaining to the interior of the Premises, of any insurance organization or company necessary for the maintenance of reasonable fire and public liability insurance, covering the Premises. Lessee shall pay for an insurance policy for not less than $1,000,000 for property damage liability insurance to cover Lessor liability, naming Lessor as an additional insured and Lessee shall obtain a written obligation on the part of the insurer to notify Lessor in writing thirty (30) days prior to cancellation thereof. Lessee shall be responsible for providing insurance for Lessee’s personal property. Lessor shall keep the Premises, the Building and improvements insured against loss or damage by fire or other casualty insurable under standard special form, all risk coverage in an amount not less than an amount sufficient to have the insurance company waive co-insurance on partial losses.

17. INDEMNIFICATION OF LESSOR AND LESSEE’S LIABILITY INSURANCE

Lessee, as a material part of the consideration to be rendered to Lessor, hereby waives all claims against Lessor for damages to goods, wares and merchandise, and all other personal property, in, upon or about the Premises and for injuries to persons in or about the Premises, from any cause arising at any time; and Lessee will hold Lessor exempt and harmless from any damage or injury to any person, or to the goods, wares and merchandise and all other personal property of any person arising from the use of the Premises by Lessee, from the failure of Lessee to keep the interior of the Premises in good condition and repair as herein provided. Lessee shall also secure and keep in force public liability insurance covering the Premises insuring the Lessee and naming Lessor as an additional insured. A copy of said policy shall be delivered to Lessor upon request and the minimum limits of coverage thereof shall be $3,000,000.00 and Lessee shall obtain a written obligation on the part of the insurer to notify Lessor in writing thirty (30) days prior to cancellation thereof.

18. LESSOR’S INDEMNIFICATION OF LESSEE

Lessor agrees to defend, indemnify and hold harmless Lessee from any and all claims, orders, demands, causes of action, proceedings, judgments, suits, liabilities, losses, fines, penalties, costs, expenses, and damages arising out of or related to: (i) the Premises arising on or before the beginning of the Initial Term, (ii) the Building, other than the Premises, (iii) events occurring on or before the beginning of the Initial Term, (iv) any forfeitures, fines, penalties, or other sanctions imposed as a result of noncompliance by any person or entity other than Lessee of any applicable rules, regulations, orders, laws or other requirements, (v) a breach by Lessor of any representation, warranty or covenant in this Lease, or (vi) any environmental claim other than environmental claims resulting directly from the negligence or intentional conduct of Lessee made by any person or entity including but not limited to, any claim arising out of, in any way relating to, or resulting from, directly or indirectly: (A) a release or threatened release of a hazardous substance at the Premises or the Building, (B) a violation or alleged violation of or noncompliance with or alleged noncompliance with any environmental law, (C) the presence of any hazardous substance at the Premises or the Building, or (D) any other loss of or damage or injury to (or threatened loss of or damage or injury to) any property, person or the environment.

19. WAIVER OF SUBROGATION

Lessor and Lessee, for themselves and all others claiming under them including any insurer, waive all rights including rights of subrogation against the other for loss, damage, or liability resulting from a risk which is insured against by either party, to the extent of any recovery collectible under such insurance; provided, however, that this waiver shall apply only when permitted by the applicable policy of insurance. The parties shall use good faith efforts to have any and all fire, extended, special form all risk coverage or any and all liability policies which may be carried endorsed with the following (or equivalent) clause: “This insurance shall not be invalidated should the insured waive in writing prior to a loss any and all right of recovery against any party for loss occurring to the property described herein.”

20. FREE FROM LIENS	Lessee shall keep the Premises free from any liens arising out of any work performed, material furnished, or obligations incurred by or for Lessee.

21. COMPLIANCE WITH GOVERNMENTAL REGULATIONS

Except as set forth in the following sentence, Lessee shall faithfully observe in the use of the Premises all Municipal ordinances and State and Federal statutes now in force or which may hereafter be in force. With respect to any hazardous material that Lessee may use or possess on the Premises, Lessee shall comply with the International Fire Code, as may be amended from time to time during the Term of this Lease.

22. LESSEE’S OPTION AND RIGHT OF FIRST REFUSAL

At all times during the Initial Term, and any Renewal Terms, Lessee shall have an option to lease the space identified as “Site B” on Exhibit A, attached hereto (including without limitation the dedicated parking spots marked on such Exhibit A) (“Site B”), upon the same terms and conditions (including without limitation the options to renew and the then-current monthly rental per square foot) contained within this Lease so long as Site B is not then occupied by another tenant (the “Option”). Lessee may exercise the Option by providing Lessor with thirty (30) days’ advance written notice of Lessee’s intent to exercise the Option (the “Option Notice”). Within twenty-five (25) days after Lessee delivers the Option Notice, Lessee and Lessor shall execute a lease agreement setting forth the terms of such lease and Lessor shall immediately deliver possession of Site B to Lessee.

In addition, Lessee shall, at all times during the Initial Term and any Renewal Terms, have a “First Refusal Right” with respect to Site B. When Lessor begins negotiations with any prospective lessees of Site B, Lessor shall notify Lessee in writing at least sixty (60) days prior to such prospective lessee’s potential date of possession, that such negotiations are under way and shall include in such notification all material terms of the negotiations, including but not limited to the identity of the prospective lessee, any letters of intent related to Site B the description of the premises, the intended use of such premises, the monthly rental fee, any abatements, discounts or other benefits being offered to the prospective lessee (the “First Refusal Notice”). If Lessee desires to lease Site B, Lessee shall within thirty (30) days after receipt of the First Refusal Notice, respond to Lessor in writing, indicating Lessee’s intent to: (a) lease Site B on such terms contained in the First Refusal Notice; or (b) exercise the Option in the immediately preceding paragraph (“Lessee’s Response”). If Lessee exercises the First Refusal Right, Lessor and Lessee shall within twenty-five (25) days after Lessor receives Lessee’s Response, enter into a new lease agreement for Site B on the terms and conditions contained in the First Refusal Notice. If Lessor does not receive the Lessee Response within such thirty (30) day period, Lessor shall be free to lease Site B to the prospective lessee, but only pursuant to the terms and conditions contained in the First Refusal Notice. If Lessor and the prospective tenant fail to execute a lease agreement for Site B within sixty (60) days after Lessee’s receipt of the First Refusal Notice, Lessor may not lease Site B to any party without again complying with this Section 22.

Subject to the terms of this paragraph, Lessee hereby consents to Lessor leasing the warehouse space included in Site B so long as such lease terminates on or before March 31, 2006 and is not subject to any renewals or holdovers (the “Permitted Lease”). Notwithstanding anything herein to the contrary, Lessee’s Option and First Refusal Right shall remain in force at all times during the term of the Permitted Lease and after the termination of such Permitted Lease, provided, however, that if Lessee exercises the Option prior to March 31, 2006, possession of Site B by Lessee shall begin upon the first to occur of: (a) termination of the Permitted Lease, or (b) March 31, 2006. If the lessee under the Permitted Lease holds over, Lessor shall, at Lessor’s sole cost and expense, take all legal and equitable action to eject and remove such lessee.

23. ADVERTISEMENTS AND SIGNS	Lessee shall have the right to place business signs upon the Premises and upon the Building which comply with applicable laws and ordinances.

24. UTILITIES

Lessee shall pay for all electric and gas heat consumed at the Premises. Lessee shall also pay for all janitorial expenses and trash removal expenses incurred by Lessee at the Premises. Lessor shall pay all expense for the provision of outside lighting at the Building. Separate gas and electric meters are available at the Premises. Lessor shall pay for Lessee’s water and sewer services.

25. ENTRY BY LESSOR

Lessee shall permit Lessor and its agents to enter into and upon the Premises at all reasonable times and upon providing Lessee with forty-eight (48) hours’ advance notice for the purpose of inspecting the Premises so long as such entry does not interfere with Lessee’s business. If Lessee elects not to renew this Lease, Lessor may enter the Premises at all reasonable times and upon providing Lessee with forty-eight (48) hours’ advance notice within sixty (60) days prior to the termination of the Initial Term or any Renewal Term for the purpose of exhibiting the Premises to prospective lessees, so long as such entry does not interfere with Lessee’s business. Lessee shall be present during any such entry pursuant to this Section and shall have the right to refuse entry to any area where Lessee’s confidential information or trade secrets are on display.

26. DESTRUCTION OF PREMISES

Total Destruction. If the Premises should be totally destroyed by fire, flood, or other casualty, or if the Premises should be damaged to the extent that rebuilding or repairs cannot reasonably be completed within ninety (90) working days from the date of written notification by Lessee to Lessor of the occurrence of such damage, this Lease shall terminated and the Rent shall be abated for the unexpired portion of this Lease, effective as of the date of such written notification.

Partial Damage. If the Premises should be damaged by fire, flood, or other casualty, but only to such an extent that rebuilding or repairs could reasonably be completed within ninety (90) working days from the date of written notification by Lessee to Lessor of the occurrence of such damage, this Lease shall not terminate, but Lessor shall, at its sole cost and expense, proceed to repair or rebuild the building to substantially the same condition to which it existed prior to such damage. If the Premises being rebuilt or repaired is untenantable in whole or in part following such damage, the rental payments due hereunder during the period in which the Premises is untenantable shall be adjusted equitably.

27. CONDEMNATION OF PREMISES

If part of the Premises shall be taken or condemned by a competent authority for a public or quasi-public use or purpose and if the part so taken includes the Building or any part thereof, Lessor with reasonable promptness shall make the necessary repairs to and alterations on the Premises necessitated by condemnation. If the condemnation reduces the size of the portion of the Premises by five percent (5%) or more, Lessee shall pay a proportionately reduced rent. If the condemnation reduces the size of the portion of the Premises by fifteen percent (15%) or more, or reduces the available parking spaces by fifteen percent (15%) or more, Lessee may elect to terminate this Lease. If all of the Premises shall be so taken or condemned, the Lease shall terminate. A termination shall be effective as of the date the condemning party is entitled to possession, and neither party to this Lease shall thereafter be under any further obligation to the other.

Lessor and Lessee shall each be entitled to receive and retain such separate awards and portions of lump sum awards as may be allocated to their respective interests in any condemnation proceeding.

28. ASSIGNMENT AND SUBLEASING

Lessee shall have the right to sublease all or any part of the Premises, however, Lessee shall not sublease or assign its interest herein without the prior written consent of Lessor, which consent shall not be unreasonably withheld or delayed.

Lessor shall have the right to assign the Lease upon providing Lessee with at least thirty (30) days’ advance written notice of such assignment.

29. NOTICES	All notices to be given to the parties may be given in writing personally or by depositing the same in the United States mail, postage prepaid, and addressed as follows:

LESSOR	Millat Investments Ltd. 8968 Lytle Ferry Rd. Waynesville Oh. 45068

LESSEE	Alien Technology Corporation 18220 Butterfield Blvd. Morgan Hill California 95037, Attn: Legal Department.

30. QUIET ENJOYMENT

Lessor covenants that it is seized with good right and sufficient title to lease the Premises to Lessee. Lessor covenants that upon Lessee paying the Rent and keeping and performing the covenants and obligations on its part to be kept and performed, the Lessee shall peaceably and quietly hold, occupy and enjoy the Premises without any hindrance or molestation by Lessor or any person lawfully claiming under Lessor.

31. LESSEE’S DEFAULT	The occurrence of any of the following shall be deemed to be a “Lessee Default” under the terms of this Lease:

A.     If Lessee shall breach this Lease by failing to make any payment due from Lessee to Lessor hereunder, which is not paid within fifteen (15) days after Lessor notifies Lessor in writing that such payment is past due and has not been received; or

B. If Lessee shall breach any provision of this Lease other than for the payment of Rent and fail to remedy within sixty (60) days after written notice of said breach; or

C. Lessee’s abandonment of the Premises, other than in the event of a Lessor Default (as defined below); or

D.     Either (a) the appointment of a receiver to take possession of all or substantially all of the assets of Lessee, or (b) a general assignment by Lessee for the benefit of creditors, or (c) any action taken or suffered by Lessee under any Chapter 7 bankruptcy act.

In the event of a Lessee Default, Lessor shall have the right to re-enter the Premises and exercise any remedies set forth in this Lease or available at law. Upon the occurrence of a Lessee Default, Lessor may terminate the Lease immediately. Should Lessor at any time terminate this Lease for Lessee Default, in addition to any other remedy it may have, it may recover from Lessee all damages it may incur by reason of such Lessee Default, including the cost of recovering the Premises, reasonable attorneys’ fees and expenses. In addition, Lessor may relet the Premises for all or any part of the remainder of the Initial Term or any Renewal Term (as applicable) at such monthly rental as Lessor may with reasonable diligence be able to secure. Should Lessor be unable to relet after reasonable efforts to do so, or should such monthly rental be less than the Rent Lessee was obligated to pay under this Lease, then Lessee shall pay the amount of such deficiency to Lessor, in addition to the other damages identified above.

32. LESSOR’S DEFAULT

The following shall be deemed to be a “Lessor Default” by Lessor:

A.     If Lessor shall breach any provision of this Lease and fail to remedy such breach within sixty (60) days after written notice of such breach; or

B.     Either (a) the appointment of a receiver to take possession of all or substantially all of the assets of Lessor, or (b) a general assignment by Lessor for the benefit of creditors, or (c) any action taken or suffered by Lessor under any Chapter 7 bankruptcy act.

Upon the occurrence of a Lessor Default, Lessee may terminate the Lease immediately. Should Lessee at any time terminate this Lease for a Lessor Default, in addition to any other remedy Lessee may have, Lessee may recover from Lessor all damages Lessee may incur by reason of such breach, including without limitation, reasonable attorneys’ fees and expenses.

33. TERMINATION

Upon the expiration or other termination of this Lease, Lessee shall surrender to Lessor the interior of the Premises in good and clean condition and repair, ordinary wear and tear excepted. If Lessee is not in Lessee Default, Lessor hereby waives its right to claim as real estate any equipment installed or any trade fixtures affixed to the Premises, and the same may be removed by Lessee prior to the termination of this Lease; provided, that Lessee shall repair any damage resulting from the removal.

34. BROKERAGE FEE.	Lessor shall be responsible for paying the brokerage fee due Mark Fomes Realty, Inc. pursuant to separate agreement.

35. SUBORDINATION

At the request of Lessor, Lessee agrees to subordinate its interest in the Premises to a mortgage lender of Lessor, on the condition that such mortgage lender agrees that Lessee’s occupancy shall not be disturbed as long as a Lessee Default has not occurred and is continuing.

36. NON-WAIVER

Failure of either party to exercise its rights under the terms of this Lease on any one occasion shall not be construed as a waiver of any requirement of this Lease or a waiver of such party’s right to take advantage of any subsequent or continued breach by of any covenant contained in the Lease. All remedies herein provided shall be in addition to and not in substitution for any remedies otherwise available to either party.

37. INVALIDITY	The invalidity or unenforceability of any provision of this Lease shall not affect the validity or enforceability of the remainder of this Lease.

38. HOLDING OVER

Any holding over after the expiration of the Initial Term or any Renewal Term (as applicable) with consent of Lessor, shall be construed to be a tenancy from month to month, at a rental of one hundred twenty five percent (125%) of the Rent due hereunder.

39. SUCCESSORS AND ASSIGNS	The covenants and conditions herein contained shall, subject to the provisions as to assignment, apply to and bind the successors and assigns of all the parties hereto.

40. TIME	Time is of the essence of this Lease and each of its provisions. This Lease shall be interpreted and enforced under the laws of the state of Ohio.

41. SOLE AGREEMENT	This Lease constitutes the sole and only agreement of the parties hereto and supersedes any prior understandings or written or oral agreements between the parties respecting the within subject matter.

42. AMENDMENT	No amendment, modification, or alteration of the terms hereof shall be binding unless the same be in writing, dated subsequent to the date hereof, and duly executed by the parties hereto.

43. MEMORANDUM OF LEASE

This Lease shall not be recorded. Upon the written request of either party hereto, the parties shall execute a Memorandum of Lease in recordable form in accordance with the provisions of Ohio Revised Code Section 5301.251.

44. AUTHORITY TO EXECUTE	The undersigned parties hereby warrant that they have the proper authority and are empowered to execute this Lease Agreement.

IN WITNESS WHEREOF, Lessor and Lessee have caused this Lease to be signed, in duplicate, the day and year first above written.

Signed in the presence of:	LESSOR:
Millat Investments Ltd.

/s/ Doris Anderson Stoner	/s/ Robert E. Millat

Sign Name	Robert E. Millat
President

Doris Anderson Stoner
Print Name

Signed in the presence of:

/s/ Dianna Newport

Sign Name

Dianna Newport
Print Name

STATE OF OHIO, COUNTY OF MONTGOMERY, SS:

Before me, a Notary Public in and for said county, personally appeared the above named Millat Investments Ltd. who acknowledged that it did sign the foregoing instrument and that the same is the free act and deed of said entity.

IN TESTIMONY WHEREOF, I have hereunto set my hand and official seal, at Dayton, Ohio this 14 day of March, 2005.

/s/ Joni L. Duncan

Notary Public

JONI L. DUNCAN, Notary Public In and for the State of Ohio My Commission Expires May 23, 2008

LESSEE:
Alien Technology Corporation

/s/ Keith McDonald	Senior Vice President
Sign Name	Title

Keith McDonald
Print Name

/s/ David A. Aaron
Sign Name

David Aaron	Secretary
Print Name	Title

STATE OF ______________, COUNTY OF ______________________, SS:

Before me, a Notary Public in and for said county, personally appeared the above named                      who acknowledged that it did sign the foregoing instrument and that the same is the free act and deed of said entity.

IN TESTIMONY WHEREOF, I have hereunto set my hand and official seal, at _________, __________ this ____ day of _________, 2005.

Notary Public

CALIFORNIA ALL-PURPOSE ACKNOWLEDGMENT

State of California	}	ss.
County of Santa Clara

On 3/9/05, before me,	Michelle Ann Herlth, Notary Public
Date	Name and Title of Officer (e.g., “Jane Doe, Notary Public)
personally appeared David Aaron, Keith Me
Name(s) of Signer(s)

personally known to me
☐ proved to me on the basis of satisfactory evidence

to be the person(s) whose name(s) are subscribed to the within instrument and acknowledged to me that they executed the same in their authorized capacity(ies), and that by their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

WITNESS my hand and official seal.

/s/ Michelle Ann Herlth
Place Notary Seal Above	Signature of Notary Public

OPTIONAL

Though the information below is not required by law, it may prove valuable to persons relying on the document and could prevent fraudulent removal and reattachment of this form to another document.

Description of Attached Document

Title or Type of Document: Copy of Lease Agreement on 3001 West Tech Road Miamisburg, OH 45342

Document Date: 3/9/05 Number of Pages: 12

Signer(s) Other Than Named Above:

Capacity(ies) Claimed by Signer

Signer’s Name: David Aaron; Keith McDonald		RIGHT THUMB PRINT
☐	Individual	OF SIGNER
☒	Corporate Officer — Title(s): Secretary; Senior Vice President	Top of thumb here
☐	Partner – ☐ Limited ☐ General
☐	Attorney in Fact
☐	Trustee
☐	Guardian or Conservator
☐	Other

Signer Is Representing: Alien Technology

____ 9350 ___ Solo Ave. P.O. Box 2402 •Chatsworth, CA 91313-2402 • www.nationalnotary.org Prod No. 5907 Reorder Call Toll-Free 1-800-876-6827

Square Footage Site A

Office (First Floor & Mezz.) = 10,201

Warehouse = 11,180

EXHIBIT A

EXHIBIT “ A ”

“X” INDICATES PARKING SPACES FOR SITE “ A ”

“B” INDICATES PARKING SPACES FOR SITE “ B ”